EXHIBIT 99.1

Cardtronics Announces Second Quarter 2014 Results

HOUSTON, July 30, 2014 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended June 30, 2014.

Key financial statistics in the second quarter of 2014 as compared to the second quarter of 2013 include:

  Total revenues of $260.0 million, up 25% from $208.0 million.
  ATM operating revenues of $252.1 million, up 24% from $203.6 million.
  Adjusted Net Income per diluted share of $0.61, up 24% from $0.49.
  Adjusted EBITDA of $64.9 million, up 20% from $53.9 million.
  GAAP net income of $14.0 million or $0.31 per diluted share compared to $15.3 million or $0.33 per diluted share in the second quarter of 2013.

Steve Rathgaber, the company's chief executive officer commented, "Cardtronics once again delivered another quarter with strong performances on both the top line and bottom line, and with growth coming from several key parts of our business. Additionally, we are very excited about our recent announcement of the acquisition of Welch ATM, which we expect to close later in the third quarter. Welch is a well-run ATM operator with many talented employees that will provide some new competencies to help us continue to grow with both retail merchants and financial institutions."

RECENT HIGHLIGHTS

  The announcement of the acquisition of Welch ATM, a leading ATM operator in the United States. The acquisition is expected to close later in the third quarter, subject to customary closing conditions and regulatory approval.
  Successful execution of a contract with Petro-Canada to provide managed services to more than 500 locations in Canada and an expansion of an existing relationship with CIBC to brand these locations.
  Expansion of our relationship with CVS, a leading U.S. drug store chain, with the addition of 375 locations.
  Expansion of our relationship with BI-LO/Winn-Dixie, a U.S. grocery store chain, with the addition of 240 BI-LO locations.
  Execution of an agreement with Fresh & Easy, a neighborhood supermarket brand, to place approximately 167 ATMs in its stores.
  Expansion of our relationship with Kroger, a leading U.S. grocery store chain, with the addition of 116 locations.
  Successful execution of a contract with Central England Co-op, a leading grocery store chain in the United Kingdom, covering over 200 high-transacting ATMs.
  Successful private offering of $250 million of 5.125% senior notes due 2022.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this press release.

SECOND QUARTER RESULTS

Consolidated revenues totaled $260.0 million for the second quarter of 2014, representing a 25% increase from $208.0 million in consolidated revenues generated during the second quarter of 2013. ATM operating revenues were up 24% from the second quarter of 2013, driven primarily by the Company's 2013 acquisitions, which accounted for approximately 17% of the 24% ATM operating revenue growth. The remaining 7% of ATM operating revenue growth was attributable to organic growth from new and existing merchants and financial institution customers. ATM product sales and other revenues increased $3.6 million and also contributed to the year-over-year increase in consolidated revenues. As the Company's ATM product sales generally produce lower margin revenues than its ATM operating revenues, the $3.6 million revenue increase from the second quarter of 2013 did not have a significant impact on the Company's profitability in the current quarter's results.

Adjusted EBITDA for the second quarter of 2014 totaled $64.9 million, compared to $53.9 million during the second quarter of 2013, and Adjusted Net Income totaled $27.4 million ($0.61 per diluted share) compared to $21.7 million ($0.49 per diluted share) during the second quarter of 2013. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were primarily driven by the factors described above that impacted the Company's revenue growth. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP net income for the second quarter of 2014 totaled $14.0 million, compared to GAAP net income of $15.3 million during the same quarter in 2013. The slight decrease in GAAP net income from the second quarter of 2013 was attributable to increases in 1) acquisition-related costs; 2) amortization of intangible assets related to recent acquisitions, and 3) amortization of deferred financing costs and discount associated with the convertible senior notes entered into late last year. These cost increases were partially offset by an increase in gross margin attributable to higher revenues and an increase in other income.

SIX MONTHS RESULTS

Consolidated revenues totaled $505.1 million for the six months ended June 30, 2014, representing a 25% increase from $405.7 million in consolidated revenues generated during the same period in 2013. ATM operating revenues were up 24% from the six months ended June 30, 2013, driven primarily by the Company's 2013 and 2014 acquisitions, which accounted for approximately 17% of the 24% ATM operating revenue growth. The remaining 7% of ATM operating revenue growth was attributable to organic growth from new and existing merchants and financial institution customers. ATM product sales and other revenues increased $6.1 million and also contributed to the year-over-year increase in consolidated revenues. As the Company's ATM product sales generally produce lower margin revenues than its ATM operating revenues, the $6.1 million revenue increase from the six months ended June 30, 2013 did not have a significant impact on the Company's profitability in the current quarter's results.

Adjusted EBITDA totaled $121.7 million for the six months ended June 30, 2014, representing a 19% increase over the $102.5 million in Adjusted EBITDA for the same period in 2013, and Adjusted Net Income totaled $50.2 million ($1.12 per diluted share) for the six months ended June 30, 2014, up 26% on a per share basis from $39.7 million ($0.89 per diluted share) during the same period in 2013. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above for the Company's quarterly results.

GAAP net income for the six months ended June 30, 2014 totaled $23.6 million, compared to $24.8 million during the same period in 2013. The slight decrease in GAAP net income from the six months ended 2013 was primarily due to the same factors discussed above for the Company's quarterly results.

UPDATE OF FULL-YEAR 2014 GUIDANCE

The Company is updating the financial guidance it provided in May 2014 regarding its anticipated full-year 2014 results:

  Revenues of $1.005 billion to $1.020 billion
  Gross Profit Margin of approximately 33.0% to 33.5%;
  Adjusted EBITDA of $245.0 million to $248.0 million;
  Depreciation and accretion expense of approximately $75.0 million to $76.5 million, net of noncontrolling interests;
  Cash interest expense of approximately $18.5 million to $19.5 million, net of noncontrolling interests;
  Adjusted Net Income of $2.28 to $2.32 per diluted share, based on approximately 44.9 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $100.0 million to $110.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.70 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.90 U.S., and €1.00 Euros to $1.36 U.S.

LIQUIDITY

The Company continues to maintain a strong liquidity position, with $299.7 million in available borrowing capacity under its $375.0 million revolving credit facility as of June 30, 2014. In July 2014, the Company completed a private offering of $250 million of 5.125% senior subordinated notes due 2022. The majority of the net proceeds from this offering will fund our tender offer and retirement of the outstanding $179.4 million 8.25% senior subordinated notes due 2018. The remainder of the net proceeds will be used for general corporate purposes, including acquisitions.

The Company had $61.4 million in cash on hand at the end of the second quarter of 2014. The Company's outstanding indebtedness as of June 30, 2014 consisted of $179.4 million in senior subordinated notes due 2018, $287.5 million convertible senior notes due 2020 (of which $221.0 million is currently recorded as long-term debt on the balance sheet, which is being accreted up to the principal balance of $287.5 million over the term of the notes), $73.2 million in borrowings under its revolving credit facility due 2019, and $0.6 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income per diluted share, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related expenses, certain other non-operating and nonrecurring costs, loss on disposal of assets, the Company's obligations for the payment of income taxes, interest expense and other obligations such as capital expenditures, and an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, loss on disposal of assets, stock-based compensation expense, certain other expense (income) amounts, nonrecurring expenses, and acquisition-related expenses, and uses an assumed tax rate of 32% for the three and six months ended June 30, 2014 and 35% for the three and six months ended June 30, 2013, with certain adjustments for noncontrolling interests. Adjusted EBITDA %, Adjusted Pre-tax Income %, and Adjusted Net Income % are calculated by taking the respective non-GAAP financial measures over GAAP total revenues. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Wednesday, July 30, 2014, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended June 30, 2014. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Second Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Wednesday, August 13, 2014, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 72369516 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through August 31, 2014.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 83,600 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "believe," "estimate," "expect," "future," "will" and similar references to future periods. Forward-looking statements give the Company's current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future network and regulatory changes, including potential requirements surrounding Europay, MasterCard and Visa ("EMV") security standards;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent thefts of cash and data security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the Company's ability to successfully implement its corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2014 and 2013
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 252,052	$ 203,599	$ 490,191	$ 396,959
ATM product sales and other revenues	7,977	4,385	14,910	8,763
Total revenues	260,029	207,984	505,101	405,722
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	163,380	133,482	323,139	263,042
Cost of ATM product sales and other revenues	7,754	4,228	14,564	8,357
Total cost of revenues	171,134	137,710	337,703	271,399
Gross profit	88,895	70,274	167,398	134,323
Operating expenses:
Selling, general, and administrative expenses	27,926	18,932	52,453	37,921
Acquisition-related expenses	7,642	1,184	10,729	4,006
Depreciation and accretion expense	19,597	15,881	37,943	32,166
Amortization of intangible assets	8,465	6,081	16,682	11,829
Loss on disposal of assets	316	157	584	360
Total operating expenses	63,946	42,235	118,391	86,282
Income from operations	24,949	28,039	49,007	48,041
Other expense (income):
Interest expense, net	5,328	5,059	10,744	10,125
Amortization of deferred financing costs and note discount	2,762	231	5,447	460
Redemption costs for early extinguishment of debt	699	—	1,353	—
Other income	(5,261)	(2,050)	(5,230)	(2,471)
Total other expense	3,528	3,240	12,314	8,114
Income before income taxes	21,421	24,799	36,693	39,927
Income tax expense	8,015	10,034	13,788	16,014
Net income	13,406	14,765	22,905	23,913
Net loss attributable to noncontrolling interests	(583)	(562)	(649)	(844)
Net income attributable to controlling interests and available to common stockholders	$ 13,989	$ 15,327	$ 23,554	$ 24,757

Net income per common share – basic	$ 0.31	$ 0.34	$ 0.53	$ 0.54
Net income per common share – diluted	$ 0.31	$ 0.33	$ 0.52	$ 0.54

Weighted average shares outstanding – basic	44,324,747	44,394,230	44,270,363	44,321,069
Weighted average shares outstanding – diluted	44,830,978	44,615,021	44,800,298	44,547,851

Condensed Consolidated Balance Sheets
As of June 30, 2014 and December 31, 2013

	June 30, 2014	December 31, 2013
	(In thousands)
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$ 61,364	$ 86,939
Accounts and notes receivable, net	62,866	58,274
Inventory	6,919	5,302
Restricted cash, short-term	27,545	14,896
Current portion of deferred tax asset, net	20,397	21,202
Prepaid expenses, deferred costs, and other current assets	30,229	20,159
Total current assets	209,320	206,772
Property and equipment, net	284,167	270,966
Intangible assets, net	145,254	155,276
Goodwill	412,964	404,491
Deferred tax asset, net	12,119	9,680
Prepaid expenses, deferred costs, and other assets	7,716	9,018
Total assets	$ 1,071,540	$ 1,056,203

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$ 615	$ 1,289
Current portion of other long-term liabilities	36,555	35,597
Accounts payable and other accrued and current liabilities	171,323	177,909
Total current liabilities	208,493	214,795
Long-term liabilities:
Long-term debt	473,613	489,225
Asset retirement obligations	64,881	60,665
Deferred tax liability, net	5,555	5,668
Other long-term liabilities	42,392	38,736
Total liabilities	794,934	809,089
Stockholders' equity	276,606	247,114
Total liabilities and stockholders' equity	$ 1,071,540	$ 1,056,203

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands)

United States	$ 180,917	$ 166,007	$ 354,937	$ 325,000
Europe	71,256	32,628	135,673	62,127
Other International	10,068	11,180	18,920	22,280
Eliminations	(2,212)	(1,831)	(4,429)	(3,685)
Total revenues	$ 260,029	$ 207,984	$ 505,101	$ 405,722

Breakout of ATM operating revenues:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands)

Surcharge revenues	$ 115,823	$ 92,561	$ 224,175	$ 181,301
Interchange revenues	85,508	65,580	165,933	127,369
Bank branding and surcharge-free network revenues	38,331	35,459	75,885	69,578
Managed services revenues	5,257	4,879	10,503	9,338
Other revenues	7,133	5,120	13,695	9,373
Total ATM operating revenues	$ 252,052	$ 203,599	$ 490,191	$ 396,959

Total cost of revenues by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands)

United States	$ 115,025	$ 105,242	$ 228,590	$ 208,107
Europe	49,638	24,618	97,758	48,038
Other International	8,664	9,672	15,763	18,910
Eliminations	(2,193)	(1,822)	(4,408)	(3,656)
Total cost of revenues	$ 171,134	$ 137,710	$ 337,703	$ 271,399

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands)

Merchant commissions	$ 79,595	$ 65,268	$ 156,097	$ 127,631
Vault cash rental	15,366	11,737	30,067	23,674
Other costs of cash	21,916	19,174	42,229	38,055
Repairs and maintenance	14,396	12,925	29,907	25,019
Communications	5,673	4,909	12,362	10,546
Transaction processing	3,273	2,446	7,190	4,534
Stock-based compensation	353	205	567	412
Other expenses	22,808	16,818	44,720	33,171
Total cost of ATM operating revenues	$ 163,380	$ 133,482	$ 323,139	$ 263,042

Breakout of selling, general, and administrative expenses:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands)

Employee costs	$ 16,214	$ 10,398	$ 30,156	$ 19,916
Stock-based compensation	3,346	2,372	6,350	5,332
Professional fees	906	1,836	3,058	3,981
Other	7,460	4,326	12,889	8,692
Total selling, general, and administrative expenses	$ 27,926	$ 18,932	$ 52,453	$ 37,921

Depreciation and accretion expense by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands)

United States	$ 10,771	$ 10,182	$ 21,608	$ 20,224
Europe	7,751	4,510	14,272	9,586
Other International	1,075	1,189	2,063	2,356
Total depreciation and accretion expense	$ 19,597	$ 15,881	$ 37,943	$ 32,166

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	June 30, 2014	December 31, 2013
	(In thousands)
8.25% senior subordinated (1)	$ 179,442	$ 200,000
1.00% convertible senior notes (2)	220,950	216,635
Revolving credit facility	73,220	72,547
Equipment financing notes	616	1,332
Total long-term debt	$ 474,228	$ 490,514

(1) During the six months ended June 30, 2014, the Company repurchased and effectively retired $20.6 million of its outstanding 8.25% senior subordinated notes in open market transactions.
(2) The total principal amount outstanding for these convertible instruments is $287.5 million, but in accordance with U.S. GAAP the estimated fair value of the conversion feature at issuance was recorded as additional paid-in capital within equity. The convertible senior notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2013	44,375,952
Shares repurchased	(156,895)
Shares issued – restricted stock grants and stock options exercised	16,100
Shares vested – restricted stock units	253,412
Shares forfeited – restricted stock awards	(15,664)
Total shares outstanding as of June 30, 2014	44,472,905

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands)

Cash provided by operating activities	$ 42,352	$ 38,974	$ 56,871	$ 80,354
Cash used in investing activities	(25,041)	(30,941)	(50,558)	(59,465)
Cash used in financing activities	(16,490)	(11,716)	(31,725)	(12,526)
Effect of exchange rate changes on cash	(110)	(102)	(163)	117
Net increase (decrease) in cash and cash equivalents	711	(3,785)	(25,575)	8,480
Cash and cash equivalents at beginning of period	60,653	26,126	86,939	13,861
Cash and cash equivalents at end of period	$ 61,364	$ 22,341	$ 61,364	$ 22,341

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three and Six Months Ended June 30, 2014 and 2013
(Unaudited)

The following table excludes the effect of acquisitions for the three and six months ended June 30, 2014 for comparative purposes:

EXCLUDING ACQUISITIONS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Average number of transacting ATMs:
United States: Company-owned	29,271	28,024	29,121	27,833
United Kingdom	4,975	4,311	4,806	4,314
Mexico	2,206	2,694	2,167	2,701
Canada	1,690	1,593	1,660	1,570
Subtotal	38,142	36,622	37,754	36,418
United States: Merchant-owned (1)	19,032	20,991	18,731	20,607
Average number of transacting ATMs: ATM operations	57,174	57,613	56,485	57,025

U.S.: Managed services - Turnkey	2,080	2,204	2,107	2,210
U.S.: Managed services - Processing Plus (1)	7,724	6,864	6,935	5,585
U.K.: Managed services	21	21	21	21
Canada: Managed services	274	318	270	310
Average number of transacting ATMs: Managed services	10,099	9,407	9,333	8,126

Total average number of transacting ATMs	67,273	67,020	65,818	65,151

Total transactions (in thousands):
ATM operations	220,121	201,189	426,014	391,336
Managed services	15,803	13,617	29,321	24,063
Total transactions	235,924	214,806	455,335	415,399

Total cash withdrawal transactions (in thousands):
ATM operations	130,297	124,629	251,103	241,713
Managed services	10,457	9,163	19,265	15,954
Total cash withdrawal transactions	140,754	133,792	270,368	257,667

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	760	721	741	706

ATM operating revenues	$ 1,234	$ 1,144	$ 1,218	$ 1,129
Cost of ATM operating revenues (2)	810	745	810	744
ATM operating gross profit (2) (3)	$ 424	$ 399	$ 408	$ 385

ATM operating gross profit margin (2) (3)	34.4%	34.9%	33.5%	34.1%

(1) Approximately 700 ATMs moved from the U.S.: Merchant-owned category to the U.S.: Managed services – Processing Plus category subsequent to June 30, 2013.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For Three and Six Months Ended June 30, 2014 and 2013
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Average number of transacting ATMs:
United States: Company-owned	29,806	28,024	29,656	27,833
United Kingdom	11,891	4,311	11,770	4,314
Mexico	2,206	2,694	2,167	2,701
Canada	1,690	1,593	1,660	1,570
Germany	874	--	865	--
Subtotal	46,467	36,622	46,118	36,418
United States: Merchant-owned	22,536	20,991	22,241	20,607
Average number of transacting ATMs: ATM operations	69,003	57,613	68,359	57,025

U.S.: Managed services - Turnkey	2,080	2,204	2,107	2,210
U.S.: Managed services - Processing Plus	11,816	6,864	11,565	5,585
U.K.: Managed services	21	21	21	21
Canada: Managed services	274	318	270	310
Average number of transacting ATMs: Managed services	14,191	9,407	13,963	8,126

Total average number of transacting ATMs	83,194	67,020	82,322	65,151

Total transactions (in thousands):
ATM operations	258,840	201,189	502,366	391,336
Managed services	18,584	13,617	36,113	24,063
Total transactions	277,424	214,806	538,479	415,399

Total cash withdrawal transactions (in thousands):
ATM operations	153,652	124,629	297,065	241,713
Managed services	12,629	9,163	24,568	15,954
Total cash withdrawal transactions	166,281	133,792	321,633	257,667

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	742	721	724	706

ATM operating revenues	$ 1,185	$ 1,144	$ 1,163	$ 1,129
Cost of ATM operating revenues (1)	768	745	766	744
ATM operating gross profit (1) (2)	$ 417	$ 399	$ 397	$ 385

ATM operating gross profit margin (1) (2)	35.2%	34.9%	34.1%	34.1%

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of June 30, 2014 and 2013
(Unaudited)

	As of June 30,
Ending number of transacting ATMs:	2014	2013
United States: Company-owned	29,998	28,339
United Kingdom	11,970	4,305
Mexico	2,198	2,659
Canada	1,731	1,659
Germany	871	—
Total company-owned	46,768	36,962
United States: Merchant-owned	22,174	21,617
Ending number of transacting ATMs: ATM operations	68,942	58,579

United States: Managed services - Turnkey	2,155	2,146
United States: Managed services - Processing Plus	12,212	11,136
United Kingdom: Managed services	21	21
Canada: Managed services	299	321
Ending number of transacting ATMs: Managed services	14,687	13,624

Total ending number of transacting ATMs	83,629	72,203

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and
Adjusted Net Income
For the Three and Six Months Ended June 30, 2014 and 2013
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests and available to common stockholders	$ 13,989	$ 15,327	$ 23,554	$ 24,757
Adjustments:
Interest expense, net	5,328	5,059	10,744	10,125
Amortization of deferred financing costs and note discount	2,762	231	5,447	460
Redemption costs for early extinguishment of debt	699	—	1,353	—
Income tax expense	8,015	10,034	13,788	16,014
Depreciation and accretion expense	19,597	15,881	37,943	32,166
Amortization of intangible assets	8,465	6,081	16,682	11,829
EBITDA	$ 58,855	$ 52,613	$ 109,511	$ 95,351

Add back:
Loss on disposal of assets	316	157	584	360
Other income (1)	(5,261)	(2,050)	(5,230)	(2,471)
Noncontrolling interests (2)	(391)	(536)	(764)	(955)
Stock-based compensation expense (3)	3,692	2,568	6,903	5,725
Acquisition-related expenses (4)	7,642	1,184	10,729	4,006
Other adjustments to selling, general, and administrative expenses	—	—	—	446
Adjusted EBITDA	$ 64,853	$ 53,936	$ 121,733	$ 102,462
Less:
Interest expense, net (3)	5,320	5,031	10,722	10,069
Depreciation and accretion expense (3)	19,234	15,459	37,236	31,328
Adjusted pre-tax income	40,299	33,446	73,775	61,065
Income tax expense (5)	12,895	11,706	23,607	21,373
Adjusted Net Income	$ 27,404	$ 21,740	$ 50,168	$ 39,692

Adjusted Net Income per share	$ 0.62	$ 0.49	$ 1.13	$ 0.90
Adjusted Net Income per diluted share	$ 0.61	$ 0.49	$ 1.12	$ 0.89

Weighted average shares outstanding - basic	44,324,747	44,394,230	44,270,363	44,321,069
Weighted average shares outstanding - diluted	44,830,978	44,615,021	44,800,298	44,547,851

(1) 2014 amounts include non-recurring settlement gain of $4.8 million.
(2) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(3) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(4) Acquisition-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, including contract termination costs and facility exit costs, related to acquisitions.
(5) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32% for the three and six months ended June 30, 2014 and 35% for the three and six months ended June 30, 2013. The change in the estimated non-GAAP tax rate is attributable to an increased portion of the Company's consolidated earnings occurring in lower tax rate jurisdictions.

Reconciliation of Free Cash Flow
For Three and Six Months Ended June 30, 2014 and 2013
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands)
Cash provided by operating activities	$ 42,352	$ 38,974	$ 56,871	$ 80,354
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(25,041)	(13,918)	(41,753)	(29,855)
Free cash flow (1)	$ 17,311	$ 25,056	$ 15,118	$ 50,499

(1) Free cash flow for the six months ended June 30, 2013 included the collection of a $13.4 million insurance receivable.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2014
(Unaudited)

	Estimated Range
	Full Year 2014

	(In millions, except per share information)

Net income	$ 42.5	-	$ 44.5
Adjustments:
Interest expense, net	21.7	-	20.7
Amortization of deferred financing costs and note discount	11.0	-	11.0
Write-off of deferred financing costs	2.4	-	2.4
Redemption costs for early extinguishment of debt	9.5	-	9.5
Income tax expense	25.9	-	26.9
Depreciation and accretion expense	77.0	-	78.0
Amortization of intangible assets	34.0	-	34.0
EBITDA	$ 224.0	-	$ 227.0

Add back:
Loss on Disposal of assets	1.0	-	1.0
Other expense (income)	(5.0)	-	(5.0)
Noncontrolling interests (1)	(1.5)	-	(1.5)
Stock-based compensation expense	14.5	-	14.5
Acquisition-related expenses	12.0	-	12.0
Adjusted EBITDA	$ 245.0	-	$ 248.0
Less:
Interest expense, net (2)	19.5	-	18.5
Depreciation and accretion expense (2)	75.0	-	76.5
Income tax expense (3)	48.2	-	49.0
Adjusted Net Income	$ 102.3	-	$ 104.0

Adjusted Net Income per diluted share	$ 2.28	-	$ 2.32

Weighted average shares outstanding – diluted	44.9	-	44.9

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(3) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32%.

Contact Information:

Cardtronics — Media	Cardtronics — Investors
Nick Pappathopoulos	Chris Brewster
Director – Public Relations	Chief Financial Officer
832-308-4396	832-308-4128
npappathopoulos@cardtronics.com	cbrewster@cardtronics.com

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